Exhibit 99.1

CONTINENTAL RESOURCES, INC. PLANS TO ANNOUNCE FIRST QUARTER 2008

RESULTS ON MAY 5, 2008

ENID, OKLAHOMA – April 3, 2008/PR Newswire – FirstCall/Continental Resources, Inc. (NYSE:CLR) Continental Resources, Inc. today announced plans to publish its first quarter 2008 earnings press release on Monday, May 5, 2008 before the opening of trading on the New York Stock Exchange. The Company plans to host a conference call on the same day at 10 a.m. ET to discuss its results for the quarter.

Those wishing to listen to the conference call may do so via the Company’s web site at www.contres.com or by phone:

Continental Resources First Quarter 2008 Conference Call

Time and date:	10 a.m. ET
Monday, May 5, 2008
Dial in:	866 831 6247
Intl. dial in:	617 213 8856
Pass code:	34686170

A replay of the conference call will be available for 30 days on the Company’s web site or by dialing:

Replay number:	888 286 8010
Intl. replay:	617 801 6888
Pass code:	90575461

Continental Resources is a crude-oil concentrated, independent oil and natural gas exploration and production company with operations in the Rocky Mountain, Mid-Continent and Gulf Coast regions of the United States. The Company focuses its operations in large new and developing plays where horizontal drilling, advanced fracture stimulation and enhanced recovery technologies provide the means to economically develop and produce oil and natural gas reserves from unconventional formations. Continental reported total revenue of $582.2 million for the year ended December 31, 2007 and year-end total reserves of 134.6 million barrels of crude oil equivalent, which consisted of 77 percent oil and 23 percent natural gas.

CONTACT: Continental Resources, Inc.

Warren Henry, VP Investor Relations

580-548-5127

warrenhenry@contres.com